UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 29, 2010

 FOSTER WHEELER AG

 (Exact Name of Registrant as Specified in Its Charter)

Switzerland (State or Other Jurisdiction of Incorporation)	001-31305 (Commission File Number)	98-0607469 (IRS Employer Identification No.)

80 Rue de Lausanne, CH 1202, Geneva Switzerland (Address of Principal Executive Offices)	CH-6340 (Zip Code)

Registrant’s telephone number, including area code: 41 22 741 8000

Not applicable (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Principal Executive Officer

On November 29, 2010, Foster Wheeler Inc. (“FWI”), a subsidiary of Foster Wheeler AG (the “Company”), and Umberto della Sala, the Company’s Interim Chief Executive Officer (“CEO”), entered into a Third Amendment to the Employment Agreement (the “Amendment”).  The Amendment provides for Mr. della Sala’s compensation during the period he serves as the Company’s CEO.  The Amendment is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.  The following summary of the Amendment is qualified in its entirety by reference to the attached Amendment.

The Amendment entitles Mr. della Sala to additional grants of restricted stock units with a value on the grant date of $900,000 and stock options with a value on the grant date of $900,000, with the grants to be made on December 1, 2010.  The number of restricted stock units and stock options will be determined pursuant to a methodology approved by the Company’s Compensation Committee.  One-third of the restricted stock units and stock options will vest on each of the first, second, and third anniversaries of the grant date, provided that Mr. della Sala is still employed on such dates.  The restricted stock units and stock options may also vest or be forfeited upon the occurrence of certain events as set forth in Mr. della Sala’s employment agreement or the relevant grant documents.  The stock options will have a term of seven years.

The Amendment also entitles Mr. della Sala to increased cash compensation while he is serving as CEO as follows:  (a) his annual US Base Salary (as defined in the employment agreement) is increased from €391,000 to €480,000, payable in monthly increments, and (b) his target opportunity for his annual incentive bonus is increased from 120% of his US Base Salary (up to a maximum opportunity of two hundred forty percent (240%)) to 150% of his US Base Salary (up to a maximum opportunity of three hundred percent (300%)), which increased target opportunity will be pro-rated for years in which he serves part of the year as CEO.   Mr. della Sala will be entitled to the increased US Base Salary and target bonus opportunity during the period beginning with his appointment as CEO on October 22, 2010 and ending on the earlier of (1) July 22, 2011 or (2) the date the employment of a new Chief Executive Officer of the Company commences.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Third Amendment to the Employment Agreement between Foster Wheeler Inc. and Umberto della Sala, dated as of November 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER AG

DATE: December 1, 2010	By:	/s/ Eric M. Sherbet
Eric M. Sherbet
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to the Employment Agreement between Foster Wheeler Inc. and Umberto della Sala, dated as of November 29, 2010.